Exhibit 99.1

1720 North First St., San Jose, CA 95112

June 8, 2018

Contact: Yvonne Kingman, 310-257-1434

For Immediate Release

CITY OF COMMERCE AWARDS RENEWAL OF WATER SYSTEM LEASE

TO CALIFORNIA WATER SERVICE

Agreement Extends Operations and Maintenance Service Through 2033

SAN JOSE, Calif.—The City of Commerce has renewed a lease agreement for California Water Service (Cal Water) to operate the City’s water system for the next 15 years. The City of Commerce water system, which serves 1,200 customer connections, will continue to be operated by Cal Water’s East Los Angeles District through 2033.

Cal Water, which has run the City of Commerce water system since 1985, is responsible for all operations, maintenance, water quality assurance, and customer service programs to provide a reliable supply of water that meets federal and state standards to customers served by the City system. The City will remain responsible for financing infrastructure improvements and setting its customers’ water rates.

“We take our responsibility to deliver safe, high-quality water to City of Commerce customers seriously, so residents have it anytime they turn on the tap and firefighters have enough resources in emergencies,” said Martin A. Kropelnicki, Cal Water President and CEO. “I am pleased that the City of Commerce values the work we have done and will continue to do to deliver quality, service, and value to its customers, and I look forward to continuing our partnership to serve the community for the next 15 years.”

The City of Commerce water system includes three active wells, 12 booster pumps, five storage tanks, and one connection with the Metropolitan Water District of Southern California (MWD). Water provided to customers is a combination of local groundwater and surface water purchased from MWD, obtained from the Colorado River and the State Water Project in northern California.

California Water Service serves about 2 million people through 484,900 service connections in California. The utility has provided water service in the state since 1926. Additional information may be obtained online at www.calwater.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; inability to renew leases to operate city water systems on beneficial terms; changes in California State Water Resources Control Board water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; the unknown impact of contagious diseases on the Company’s operations; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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